Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our report dated October 10, 2019, with respect to the consolidated financial statements and internal control over financial reporting of Oil-Dri Corporation of America included in the Annual Report on Form 10-K for year ended July 31, 2019, which are incorporated by reference in this Registration Statement. We consent to this incorporation by reference of the aforementioned report in this Registration Statement.

/s/ GRANT THORNTON LLP

Chicago, Illinois
March 5, 2020